UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2009

FUSHI COPPERWELD, INC.

(Exact name of Registrant as specified in charter)

Nevada	0-19276	13-3140715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Shuang Qiang Road, Jinzhou, Dalian, People’s Republic of China	116100
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (011)-86-411-8770-3333

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act(17CFR230.425)

☐      Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 19, 2009 (the “Execution Date”), Fushi Copperweld, Inc. (the “Company”) entered into a Settlement and Forbearance Agreement and Release (the “Settlement Agreement”) with Kuhns Brothers, Inc., Kuhns Brothers Securities Corp., and Kuhns Bros. & Co. Inc. (collectively “Kuhns”) and an Escrow Agreement (the “Escrow Agreement”), among the Company, Kuhns and Continental Stock Transfer & Trust Company, as Escrow Agent (the “Escrow Agent”). Pursuant to the Settlement Agreement, the Company and Kuhns agreed to settle and resolve that certain action commenced against the Company on November 27, 2006 in the United States District Court for the District of Connecticut in which action the judgment was entered in favor of Kuhns on August 8, 2008 (the “Judgment”) and was appealed by the Company. The closing (the “Closing”) shall occur on the twelfth trading day (the “Closing Date”) after the Execution Date.

At the Closing, the Judgment shall be reduced to seven million dollars ($7,000,000).  The Company has already accrued $7.2 million for this litigation settlement as a contingent liability in the second quarter of 2008 and allocated the amount between equity and expenses accordingly.  The Judgment shall be satisfied in the manner set forth below no later than January 15, 2010. Under the terms of the Settlement Agreement, the Company shall deliver to Kuhns (within 48 hours after the Execution Date) the cash component of the assets held in escrow (the “Escrow Assets”), pursuant to that certain Escrow Agreement between the Company and Kuhns dated October 3, 2007, comprising $1,000,000 plus accrued interest (the “Escrow Payment”). At the Closing, the Company shall (i) deliver to Kuhns the stock component of the Escrow Assets comprised of 100,000 shares (the “Initial Shares”) of the Company’s common stock, par value $.006 per share (“Common Stock”), and (ii) deposit a certificate for 2,200,000 shares of Common Stock in escrow (the “Escrow Shares”) with the Escrow Agent along with an executed stock power in blank, to be held pursuant to the Escrow Agreement. The parties agreed to deposit a total of 2.2 million shares of common stock, however, Kuhns can only receive proceeds from the sale of such number of Escrow Shares necessary to satisfy the $7.0 million judgment, after reducing the Judgment by the Escrow Assets.  Once the Judgment has been satisfied Kuhns shall instruct the Escrow Agent to return any remaining Escrow Shares to the Company and such Escrow Shares shall be cancelled. The Company may pay the balance of the Judgment to Kuhns at any time without any pre-payment penalty.  If at any time prior to January 15, 2010, the Company (i) prior to any sales of Escrow Shares, prepays the entire outstanding balance of the Judgment , or (ii) taking into account the cash proceeds received by Kuhns for sales of Escrow Shares up to such time, pays the remaining balance of the Current Judgment Amount to Kuhns, then any remaining Escrow Shares shall be released to the Company and cancelled.  Upon payment in full of the Judgment, Kuhns shall deliver to the Company a satisfaction of Judgment.

The Judgment shall be reduced by (i) the amount of the Escrow Payment.  The Judgment shall be reduced further as described in more details below by (i) the amounts received by Kuhns from sales of the Escrow Shares, or their delivery to Kuhns as restricted shares if there is not an effective registration statement covering such Escrow Shares; (ii) the Initial Share Value; and/or (iii) any other payments made to Kuhns by the Company.  Kuhns shall continue to have all rights as a Judgment creditor, subject to its forbearance obligations pursuant to the Settlement Agreement, until the Judgment is satisfied.

On or prior to the thirtieth day after the Closing Date, the Company shall file a registration statement on Form S-3 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) to register the Initial Shares and Escrow Shares for resale, so that they may be sold in the public markets in accordance with the Escrow Agreement.  The Company shall use its best efforts to have the Registration Statement declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than 120 days from Closing (the “Registration Deadline”).  In the event the Registration Statement is declared effective, then, upon written notice to the Escrow Agent, the Escrow Agent will deposit the Escrow Shares into a brokerage account and will thereafter sell shares in such amounts and at such times as Kuhns directs until such time as the Judgment including any accrued interest has been paid in full. Kuhns shall use its reasonable efforts to direct sale of the Escrow Shares resulting in full payment of the Current Judgment Amount by January 15, 2010.

In the event the Company meets the Registration Deadline and for so long as the Registration Statement remains effective, the Judgment shall be reduced by an amount equal to the cash proceeds distributed by the Escrow Agent to Kuhns in connection with sales of the Escrow Shares.  If the Company fails to meet the Registration Deadline, but causes a Registration Statement to be declared effective by October 31, 2009, the Judgment shall instead by further reduced by an amount equal to ninety percent (90%) of the cash proceeds distributed by the Escrow Agent to Kuhns in connection with sales of the Escrow Shares.

In the event that (i) the Company’s Registration Statement is not declared effective by the Registration Deadline and (ii) for so long as the Registration Statement is not effective subsequent to the Registration Deadline, the Current Judgment Amount as defined in the Settlement Agreement shall accrue interest at the rate of eighteen percent per annum.  In addition, upon such events, Kuhns shall be entitled to receive Escrow Shares from the Escrow Agent (the “Restricted Shares”) in such amounts, and at such times, as it determines until the Judgment is satisfied.  The Current Judgment Amount shall thereupon be reduced by the Restricted Share Value, which shall mean an amount equal to fifty percent (50%) of the daily volume weighted average price of the Common Stock on the NASDAQ Global Select Market as reported by Bloomberg (“VWAP”) for the ten trading days before the date of delivery of the Restricted Shares to Kuhns.

The Judgment shall be reduced by the Initial Share Value, which means an amount equal to forty percent (40%) of the VWAP for the ten trading days before the Closing Date multiplied by 100,000, provided, however, that if the Company obtains an effective registration statement for the Initial Shares by the Registration Deadline and that registration statement remains effective through the earlier of (i) the sale of the Initial Shares or (ii) December 31, 2009, the Judgment shall instead by reduced by ninety percent (90%) of the VWAP for the ten trading days before the effective date of the Registration Statement.

The Company has issued a press release regarding the above agreement, a copy of which is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

10.1	Settlement Agreement dated as of May 19, 2009

10.2	Escrow Agreement, dated as of May 19, 2009

99.1	Press release dated May 26, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUSHI COPPERWELD, INC.

Date: May 26, 2009
/s/ Chris Wang
Chris Wang
Chief Financial Officer and President